Exhibit 1.1
New Mountain Finance Corporation
6.875% Notes due 2029

Underwriting Agreement
January 25, 2024
BofA Securities, Inc.
Deutsche Bank Securities Inc.
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC
As representatives (“Representatives”) of the several Underwriters named in Schedule I hereto

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o	Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019

c/o	SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10172

c/o	Wells Fargo Securities, LLC
550 South Tryon Street
5th Floor
Charlotte, North Carolina 28202
Ladies and Gentlemen:
New Mountain Finance Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $300,000,000 principal amount of 6.875% Notes due 2029 of the Company (the “Notes”).
The Notes will be issued under an indenture dated as of August 20, 2018 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), and the fifth supplemental indenture, to be dated as of February 1, 2024 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) dated May 29, 2014 between the Company and DTC. The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

On May 19, 2011, the Company filed a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00832) (the “Notification of Election”) with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which the Company elected to be regulated as a business development company (“BDC”).
The Company has elected to be treated, and intends to qualify annually, as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), commencing with its taxable year ending on December 31, 2011.
The Company has entered into an investment advisory and management agreement, dated as of May 8, 2014, as amended by Amendment No. 1 thereto on November 1, 2021 (the “Investment Management Agreement”), with New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company (the “Adviser”), which has registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).
The Company has entered into a Second Amended and Restated Administration Agreement, dated as of May 5, 2015 (the “Administration Agreement”), with New Mountain Finance Administration, L.L.C., a Delaware limited liability company (the “Administrator”).
The Company has entered into a trademark license agreement, dated as of May 19, 2011, as amended by Amendment No. 1, dated November 8, 2011 (the “License Agreement”), with New Mountain Capital, L.L.C., a Delaware limited liability company (“New Mountain”).
The Company has entered into a custody agreement with U.S. Bank National Association, dated March 31, 2014 (the “Custody Agreement”).
The Company entered into the Second Amended and Restated Limited Liability Company of New Mountain Finance Holdings, L.L.C. (“NMFH LLC”), dated May 8, 2014 (the “NMFH LLC Agreement”).
For purposes of this underwriting agreement (this “Agreement”), the Investment Management Agreement, the Administration Agreement, the License Agreement, the Custody Agreement and the NMFH LLC Agreement are collectively referred to as the “Company Agreements.”
The Company has prepared and filed with the Commission an automatic shelf registration statement (File No. 333-272060) on Form N-2, and a related prospectus for the registration of the Notes and certain of the Company’s other securities, under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission thereunder, the “Securities Act”), and the offer and sale thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including any post-effective amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective immediately upon its filing with the Commission on May 18, 2023. The information, if any, included or incorporated by reference in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof and any Rule 430B Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act, is herein called the “Registration Statement.” The base prospectus, dated May 18, 2023, included in the Registration Statement at the time it first became effective on May 18, 2023 (including all documents incorporated by reference therein, and the information, if any, deemed to be part of the Registration Statement pursuant to the rules of the Commission promulgated under the Securities Act at the time of effectiveness pursuant to Rule 430B and Rule 424 under the Securities Act) is referred to herein as the “Base Prospectus”; the preliminary prospectus supplement, dated January 25, 2024, relating to the Notes filed with the Commission pursuant to Rule 424 under the Securities Act is referred to herein as the “Preliminary Prospectus Supplement” (and, together with the Base Prospectus, the “Pricing Prospectus”); the prospectus supplement to be filed with the Commission pursuant to Rule 424 under the Securities Act after the Execution Time is referred to herein as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “a part of”, the Registration Statement, the Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement, the Pricing Prospectus or the Prospectus, as the case may be, as of any specified date, and all references in this Agreement to amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus, including those made pursuant to Rule 424 under the Securities Act or such other Securities Act rule as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement, the Pricing Prospectus or the Prospectus, as the case may be, as of any specified date.
For the purposes of this Agreement, the “Applicable Time” is 3:25 p.m. (New York City time) on the date of this Agreement.
1. The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters, that:
(a)(i) The Company meets the requirements for use of Form N-2 under the Securities Act and the rules promulgated thereunder. The Registration Statement became effective immediately upon its filing with the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with;
(ii) At the time the Registration Statement initially became effective, and at any other time prior to the Execution Time at which such Registration Statement became, or is deemed to have become, effective in accordance with the rules and regulations under the Securities Act, on the date hereof and at the Time of Delivery (as defined in Section 5 hereof), the Registration Statement complied in all material respects with the requirements of the Securities Act and the Investment Company Act and the rules and regulations thereunder, and did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;
(iii) No order preventing or suspending the use of the Pricing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);

(iv) The Pricing Prospectus, as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Additional Disclosure Item (as defined in Section 1(ff) hereof) listed in Schedule II(a) hereto, if any, does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Additional Disclosure Item, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with the Underwriter Information;
(v) The Prospectus, as of the date of the Prospectus Supplement, conformed, and as of the Time of Delivery will conform, in all material respects, to the requirements of the Securities Act and the Investment Company Act, and does not and will not, as of the date of the Prospectus Supplement and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that none of the foregoing representations and warranties shall apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);
(vi) There are no contracts or agreements that are required to be described in the Registration Statement, the Pricing Prospectus, or the Prospectus, or to be filed as an exhibit to the Registration Statement, that have not been so described and filed as required.
(b) The information set forth in the Prospectus under the caption “Fees and Expenses” has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are believed to be reasonably based;
(c) Since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company (any such change or development is hereinafter referred to as a “Material Adverse Change”), otherwise than as set forth or contemplated in the Disclosure Package;
(d) The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all material real property and good and marketable title to all material personal property owned by it free and clear of all liens, encumbrances and defects except (i) such liens, encumbrances or defects as are described in the Disclosure Package and the Prospectus or (ii) such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Company owns, leases or has access to all material properties and other assets that are necessary to the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus;
(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and each of the Company Agreements, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;
(f) The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization;” all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;
(g) The Notes to be issued and sold to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, duly authenticated by the Trustee as provided for in the Indenture, and executed, issued and delivered as provided in the Indenture, will constitute valid and legally binding obligations of the Company and be entitled to the benefits provided by the Indenture; the Base Indenture has been duly authorized, executed and delivered by the Company, and the FIfth Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and entitled to the benefits provided by the Indenture; and the Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus and the offer and sale of the Notes as contemplated hereby has been duly approved by all necessary corporate action; and, except as otherwise set forth in the Disclosure Package and the Prospectus, the issuance of the Notes is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;
The Company does not own, directly or indirectly, any shares of stock, membership interests or any other equity or long-term debt securities of any corporation or other entity other than (i) the corporations or other entities (a) listed in the Consolidated Schedule of Investments as of September 30, 2023 in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, incorporated by reference into the Registration Statement and Prospectus and (b) that the Company has acquired since September 30, 2023 and that will be listed in the Company’s Consolidated Schedule of Investments as of December 31, 2023 (each a “Portfolio Company” and collectively, the “Portfolio Companies”) and (ii) the subsidiaries described in Section 1(qq) in this Agreement. Other than the Company’s investment in UniTek Global Services, Inc., NM APP Canada Corp. NM CLFX LP, NM YI, LLC, QID TRH Holdings LLC, Haven Midstream Holdings LLC, Haven Midstream LLC, NM GP Holdco, LLC, NM NL Holdings, L.P., NMFC Senior Loan Program IV LLC and NMFC Senior Loan Program III LLC, New Benevis Topco, LLC, New Benevis, Holdco, Inc., New Permian Holdco, Inc., New Permian Holdco, L.L.C., NHME Holdings Corp. and National HME, Inc., the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the Portfolio Companies;
(h) This Agreement has been duly authorized, executed and delivered by the Company; each of the Company Agreements has been duly authorized, executed and delivered by the Company, and constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; and the Investment Management Agreement has been approved by the Company’s board of directors and shareholders in accordance with Section 15 of the Investment Company Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act;
(i) The DTC Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally;

(j) None of the execution, delivery and performance of this Agreement, the DTC Agreement, the Indenture or any of the Company Agreements, the issuance of the Notes or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject, (ii) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications and waivers as have been obtained or made as of the date of this Agreement, except, with respect to clause (i), to the extent that any such conflict, breach or violation would not reasonably be expected to result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, the DTC Agreement, the Indenture or the Company Agreements, the issuance of the Notes or the consummation of the transactions contemplated hereby and thereby, except the registration under the Securities Act of the Notes, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters and such consents, approvals, authorization, orders, registrations or qualifications which have been obtained or effected;
(k) The Company is not (i) in violation of its organizational documents, including its certificate of incorporation and bylaws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to clause (ii), to the extent that any such default would not reasonably be expected to result in a Material Adverse Change;
(l) The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes, and under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the United States federal income tax law and regulations, fairly present such laws and regulations and are accurate summaries in all material respects;
(m) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is used in the Investment Company Act;
(n) Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(o) The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Such election is effective and has not been withdrawn and the provisions of the Company’s amended and restated certificate of incorporation and amended and restated bylaws, and compliance by the Company with the investment objectives, policies and restrictions described in the Disclosure Package and the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company;
(p) Deloitte & Touche LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(q) The financial statements, together with the related notes, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved;
(r) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act); (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting; and (3) no failure on the part of the Company and any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith to the extent applicable to the Company;
(s) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents, to the best knowledge of the Company, the information called for in all material respects, and the Company has used its commercially reasonable efforts to ensure that such information has been prepared in accordance with the Commission’s rules and regulations applicable thereto.
(t) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the operations and assets managed by the Adviser, is made known to the Company’s principal executive officer and principal financial officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;
(u) The terms of the Investment Management Agreement comply in all material respects with the applicable provisions of the Investment Company Act and the Advisers Act;
(v) Except as set forth in the Disclosure Package and the Prospectus, (i) there are no agreements requiring the registration under the Securities Act of, and (ii) there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company’s capital stock;
(w) When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act and no order of suspension or revocation of such Notification of Election has been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission;
(x) Following the execution and effectiveness of the License Agreement, the Company owns, or has obtained a valid and enforceable license for, or other right to use, the trademarks (whether registered or unregistered) and trade names described in the Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses;
(y) The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its businesses; all such insurance is fully in force;
(z) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;
(aa)The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;
(bb)Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package or the Prospectus;
(cc) Neither the Company nor, to the Company’s knowledge, any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to result in, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes;
(dd)Except as disclosed in the Disclosure Package and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;
(ee) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;
(ff) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company (x) has not distributed, prior to the later to occur of (i) the Time of Delivery (as defined in Section 5 hereof) and (ii) the completion of the distribution of the Notes, without the prior consent of the Underwriters, any offering material other than the Registration Statement, the Disclosure Package, the Prospectus and the Additional Disclosure Items listed on Schedule II herein, and any amendment or supplement to any of the foregoing, and (y) has not made, without the prior consent of the Underwriters, any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Securities Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (such materials and information being referred to as “Additional Disclosure Items”); any Additional Disclosure Item, the use of which has been consented to by the Representatives, is listed on Schedule II(a) hereto;
(gg) None of the persons identified as “independent directors” in the Registration Statement, the Disclosure Package and the Prospectus is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act;
(hh)Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus which is not so described;
(ii) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor the Adviser has any material lending or other relationship with any affiliate of any Underwriter and the Company will not use any of the proceeds from the sale of the Notes to repay any indebtedness owed to any affiliate of any Underwriter;
(jj) Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) each of the Company and the NMFC Subsidiaries (as defined in Section 1(qq)) has filed or has caused to be filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Change), (ii) each of the Company and the NMFC Subsidiaries has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Change, (iii) the Company has elected to be treated, and has operated, and intends to continue to operate, its business so as to continue to qualify as a RIC under Subchapter M of the Code and (iv) each of the Company and the NMFC Subsidiaries intends to direct the investment of the net proceeds of the offering of the Notes, and has operated, and intends to continue to operate, its business, in such a manner so as to enable the Company to continue to qualify as a RIC under Subchapter M of the Code;
(kk) The Company is not aware that any executive officer, key employee or significant group of employees, if any, of the Company plans to terminate employment with the Company or is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company;
(ll) The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company and (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders applicable to the Company, except in the case of (i) and (ii) as would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change;
(mm) Neither the Company nor any director, officer or employee of the Company nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;
(nn) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(oo) Neither the Company nor any of its directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently the subject of Sanctions, nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, adviser, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;
(pp) Any statistical and market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;
(qq) Each of the Company’s consolidated subsidiaries as determined in accordance with GAAP (the “NMFC Subsidiaries”) has been duly formed and is validly existing in good standing as either a limited liability company or a corporation under the laws of the State of Delaware or the State of Maryland, as applicable, with full power and authority to own, lease and/or operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. The Company owns, directly or indirectly, all of the outstanding equity interests of each of the NMFC Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties, except such liens, charges or encumbrances as have been or may be imposed thereon in accordance with the terms and conditions of the secured revolving credit facility between NMFH LLC and Wells Fargo Bank, National Association (as amended, the “Holdings Credit Facility”), the senior secured revolving credit agreement between the Company and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Stifel Bank & Trust and MUFG Union Bank, N.A. (the “NMFC Credit Facility”), the secured revolving credit facility between New Mountain Finance DB, L.L.C. (“NMF DB”) and Deutsche Bank AG (the “DB Facility”), and the secured revolving credit agreement between New Mountain Net Lease Corporation (“NMNLC”) and City National Bank (the “NMNLC Credit Facility”). None of the NMFC Subsidiaries employ any persons or conduct any business other than, in the case of NMFH LLC, NMF DB and NMNLC in connection with the Holdings Credit Facility, the NMFC Credit Facility, the DB Facility and the NMNLC Credit Facility (and any activities incidental thereto), respectively, and New Mountain Finance SBIC, L.P., New Mountain Finance SBIC II, L.P. and NMNLC, including the acquisition, holding or disposition of assets on behalf of the Company, including the receipt of interest, dividends and principal payments thereon;
(rr) The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, is materially free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants known at this time, or, have identified same, and are in the process of remediating to the extent possible. The Company has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means personal information as defined by any data privacy law or regulation applicable to the Company. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification; and
(ss) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered therein, to the Underwriters.
2. The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, the Underwriters that:
(a) Since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of each of the Adviser and the Administrator (any such change or development is hereinafter referred to as an “Adviser Material Adverse Change” with respect to the Adviser and as an “Administrator Material Adverse Change” with respect to the Administrator), otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus;
(b) Each of the Adviser and the Administrator has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which each owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Change or Administrator Material Adverse Change, as applicable;
(c) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement for the Company as contemplated by the Disclosure Package and the Prospectus. There has been no proceeding initiated or, to the Adviser’s knowledge, threatened by the Commission for the purpose of suspending the registration of the Adviser under the Advisers Act;
(d) (i) This Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and (ii) this Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Administrator and constitute valid, binding and enforceable agreements of the Administrator subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally;
(e) None of the execution, delivery and performance of this Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or the Administrator is a party or by which the Adviser or the Administrator is bound or to which any of the respective property or assets of each of the Adviser or the Administrator is subject, (ii) result in any violation of the provisions of each of the Adviser’s or the Administrator’s limited liability company agreement or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications and waivers as will have been obtained or made as of the date of this Agreement, except, with respect to clause (i), to the extent that any such conflict, breach or violation would not reasonably be expected to result either in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser and the Administrator, except such as have been obtained under the Securities Act, the Investment Company Act and the Advisers Act and except such consents, approvals, authorization, orders, registrations or qualifications which have been obtained or effected;
(f) There are no legal or governmental proceedings pending to which the Adviser or the Administrator is a party or of which any of their respective property is the subject which would reasonably be expected to individually or in the aggregate materially adversely affect either the Adviser’s or the Administrator’s ability to properly render services to the Company under the Investment Management Agreement or Administration Agreement, as applicable, or have a material adverse effect on either the Adviser’s or the Administrator’s current or future financial position, stockholders’ equity or results of operations and, to the Adviser’s and the Administrator’s knowledge, no such proceedings have been threatened or contemplated by governmental authorities or threatened by others;
(g) Neither the Adviser nor the Administrator (i) is in violation of its respective limited liability company agreement or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either the Adviser or the Administrator is a party or by which either the Adviser or the Administrator or any of their respective properties may be bound, except, with respect to clause (ii), to the extent that any such default would not reasonably be expected to result in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable;
(h) Each of the Adviser and the Administrator possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Adviser nor the Administrator has received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable;
(i) The descriptions of the Adviser and the Administrator and each of their respective principals and business, and the statements attributable to each of the Adviser and the Administrator, in the Disclosure Package and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(j) Each of the Adviser and the Administrator has the financial resources available to each necessary for the performance of their respective services and obligations as contemplated in the Disclosure Package and the Prospectus and under this Agreement and the Investment Management Agreement with respect to the Adviser, and under this Agreement and the Administration Agreement with respect to the Administrator;
(k) Neither the Adviser nor the Administrator is aware that (i) any of their respective executives, key employees or significant group of employees plans to terminate employment with either the Adviser or the Administrator, respectively, or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s or the Administrator’s present or proposed business activities;
(l) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by the Adviser under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(m) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which the Administrator has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(n) Neither the Adviser nor the Administrator has taken, directly or indirectly, any action designed to result in, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes, and neither the Adviser nor the Administrator is aware of any such action being taken by any of their respective affiliates;
(o) Neither the Adviser, the Administrator, nor any director, officer or employee of the Adviser or the Administrator nor, to the knowledge of the Adviser or the Administrator, any agent, affiliate or other person acting on behalf of the Adviser or the Administrator has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser and the Administrator have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;
(p) The operations of the Adviser and the Administrator are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser or the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser or the Administrator, threatened; and
(q) Neither the Adviser, the Administrator nor any of their respective directors, officers or employees, nor, to the knowledge of the Adviser or the Administrator, any agent, affiliate or other person acting on behalf of the Adviser or the Administrator is currently the subject or the target of Sanctions, nor is controlled by an individual or entity that is currently the subject of Sanctions, nor is the Adviser or the Administrator located, organized or resident in a Sanctioned Country; and neither the Adviser nor the Administrator will cause the Company to directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, adviser, investor or otherwise) of Sanctions. For the past five years, the Adviser and the Administrator have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Any certificate signed by any officer or authorized signatory of the Adviser or Administrator and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Adviser or Administrator, as applicable, as to matters covered therein, to the Underwriters.
3. Subject to the terms and conditions herein set forth:
(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.964% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.
4. Upon the authorization by you of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.
5. (a) The Notes to be purchased by each Underwriter hereunder, represented by one or more definitive global notes in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Notes to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on February 1, 2024 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Notes is herein called the “Time of Delivery.”
(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 10(j) hereof, will be delivered at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10012 (the “Closing Location”), and the Notes will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location on the New York Business Day (as defined below) next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
6. (a) The Company agrees with each of the Underwriters:
(i)    The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424 and Rule 430B under the Securities Act; will file any free writing prospectus (including the term sheet in the form of Schedule III hereto) to the extent required by Rule 433 under the Securities Act; the Company will file within the time periods required by the Exchange Act (including all extensions permitted by Rule 12b-25 thereunder) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering of the Notes; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for the offering contemplated hereby within the time period required by the Securities Act and the applicable rules and regulations thereunder and in any event prior to the Time of Delivery;
(ii)    During any period that a prospectus relating to the Notes is required to be delivered under the Securities Act, the Company will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497 or Rule 424, as applicable, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 or Rule 424, as applicable, was received for filing by the Commission, and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Notes is required to be delivered under the Securities Act, the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment;
(iii)    The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon any of the Underwriter’s request, will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T;
(iv)    The Company will use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and the Investment Company Act, and the rules and regulations thereunder, so as to permit the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request;

(v)    Promptly from time to time as you may reasonably request, the Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;
(vi)    The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act;
(vii)    To use the net proceeds received from the sale of the Notes pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds”;
(viii)    To cooperate with the Representatives and use its commercially reasonably efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC;
(ix)    To maintain a trustee, paying agent and registrar for the Notes;
(x)    To use its commercially reasonable efforts to cause the Company to continue to qualify to be treated as a RIC under Subchapter M of the Code, and to maintain such election in effect, for each taxable year during which the Company is a BDC under the Investment Company Act;
(xi)    To use, during a period of two years from the date of the Prospectus, its commercially reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of its board of directors and a vote of stockholders as required by Section 58 and Section 12(d)(1)(E) of the Investment Company Act or any successor provision;
(xii)    Neither the Company nor any affiliate of the Company will take, directly or indirectly, any action designed, or which will constitute, or has constituted, or could reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii) a violation of Regulation M. The Company shall notify the Underwriters of any violation of Regulation M by the Company, any of its affiliates or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation;
(xiii)    Before using, approving or referring to any Additional Disclosure Item (as defined in Section 8 hereof), the Company will furnish to the Representatives and counsel for the Underwriters a copy of such material for review and will not make, prepare, use, authorize, approve or refer to any such material to which the Representatives reasonably object; and
(b) Each of the Adviser and the Administrator agrees with each of the Underwriters not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or could reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii) a violation of Regulation M.
7. The Company agrees with each of the Underwriters that, during the period beginning from the date hereof and continuing to and including the Time of Delivery (the “Lock-Up Period”), not to (i) directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any debt securities issued by the Company (other than the Notes) which are substantially similar to the Notes or securities convertible into such debt securities which are substantially similar to the Notes, or (ii) publicly announce an intention to effect any transaction specified in clause (i), without the prior written consent of the Representatives, which may be given at any time without public notice.
8. The Company represents and agrees that, without the prior consent of the Representatives, (x) it will not distribute, prior to the later to occur of (i) the Time of Delivery (as defined in Section 5 hereof) and (ii) the completion of the distribution of the Notes, any offering material other than the Registration Statement, the Disclosure Package or the Prospectus, (y) it will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and which the parties agree, for the purposes of this Agreement, includes any Additional Disclosure Item and (z) any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II(a) hereto.
9. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Pricing Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the DTC Agreement, the Indenture, the Notes, any Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 6(a)(v) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the cost of preparing the Notes and any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vi) all “road show” expenses of the Company; (vii) any fees charged by securities rating services for rating the Notes, if any; and (viii) all other costs and expenses incident to the performance of the Company, the Adviser and the Administrator of their obligations hereunder which are not otherwise specifically provided for in this Section 9. In connection with clause (ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Company agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section 9, and Sections 11, 12 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.
10. The obligations of the Underwriters hereunder, as to the Notes to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, the Adviser and the Administrator herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, the Adviser and the Administrator shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424, as applicable, under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a)(i) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b) Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c) Eversheds Sutherland (US) LLP, counsel for the Company, the Adviser and the Administrator, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you;
(d) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(e) Since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Time of Delivery on the terms and in the manner contemplated in each of the Disclosure Package and the Prospectus;
(f) On or after the Applicable Time, to the extent the Company has rated debt securities, (i) no downgrading shall have occurred in the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
(g) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on The New York Stock Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Time of Delivery on the terms and in the manner contemplated in each of the Disclosure Package and the Prospectus;

(h) The Company shall have complied with the provisions of Section 6(a)(iv) hereof with respect to the furnishing of prospectuses;
(i) Each of the Company, the Adviser and the Administrator shall have furnished or caused to be furnished to you at such Time of Delivery, certificates of their respective officers satisfactory to you as to the accuracy of the representations and warranties of each of the Company, the Adviser and the Administrator herein at and as of such Time of Delivery, as to the performance by each of the Company, the Adviser and the Administrator of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 10 and as to such other matters as you may reasonably request, provided that the Company, the Adviser or the Administrator, as applicable, have been informed as to such other matters for which certificates will be requested prior to the Applicable Time
(j) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, the Company shall have furnished to you a certificate, signed by the principal financial or accounting officer of the Company, in form and substance satisfactory to you;
(k) The Underwriters shall have received an executed original copy of the Base Indenture and the Fifth Supplemental Indenture; and
(l) The Notes shall be eligible for clearance and settlement through the facilities of DTC.
11. Indemnification.
(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Additional Disclosure Item, in reliance upon and in conformity with the Underwriter Information (as defined below) furnished to the Company by any Underwriter through the Representatives expressly for use therein.
(b) The Adviser and the Administrator, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the Adviser or the Administrator shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with the Underwriter Information furnished to the Company, the Adviser or the Administrator by any Underwriter through the Representatives expressly for use therein.
(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Company, the Adviser and the Administrator against any losses, claims, damages or liabilities to which any of the Company, the Adviser and the Administrator may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to any of the Company, the Adviser or the Administrator by such Underwriter through the Representatives expressly for use therein; and will reimburse any of the Company, the Adviser or the Administrator for any legal or other expenses reasonably incurred by any of the Company, the Adviser or the Administrator in connection with investigating or defending any such action or claim as such expenses are incurred. Each of the Company, the Adviser and the Administrator acknowledge that the information regarding stabilizing transactions contained in the first and second sentences of the eleventh paragraph, the first sentence of the twelfth paragraph and the second sentence of the thirteenth paragraph under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Pricing Prospectus, the Disclosure Package, the Prospectus, or any Additional Disclosure Item (the “Underwriter Information”).
(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party also be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 hereof (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein but is otherwise applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser, and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Administrator on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
(f) The obligations of the Company, the Adviser and the Administrator under this Section 11 shall be in addition to any liability which each of the Company, the Adviser or the Administrator may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the Company (including any person who, with his or her consent, is named in the Prospectus as about to become a director of the Company), the Adviser or the Administrator and to each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of the Securities Act. No party shall be entitled to indemnification under this Section 11 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.
12. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Notes.
(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the principal amount of such Notes which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Notes to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the principal amount of Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Notes to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
13. The respective indemnities, agreements, representations, warranties and other statements of each of the Company, the Adviser, the Administrator and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.
14. If this Agreement shall be terminated pursuant to Section 12 hereof, the Company, the Adviser and the Administrator shall not then be under any liability to any Underwriter except as provided in Sections 9 and 11, hereof; provided, if for any other reason, other than the occurrence of an event provided in Section 10(g) hereof, any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for its allocable portion of all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered by the Company, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives, on such Underwriter’s behalf.
All statements, requests, notices and agreements under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication:
(i) Notices to the Underwriters shall be directed as follows: BofA Securities, Inc., 114 W 47th St., NY8-114-07-01, New York, New York 10036, Facsimile: (646) 855-5958 Attention: High Grade Transaction Management/Legal, Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Debt Capital Markets Syndicate, Email:    dbcapmarkets.gcnotices@list.db.com, SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Debt Capital Markets, and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com, fax: (704) 410-0326, with a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10012; Attention: Paul D. Tropp, Esq.;
(ii) Notices to the Company, the Adviser or the Administrator shall be mailed, delivered or transmitted via email to New Mountain Finance Corporation, 1633 Broadway, 48th Floor, New York, New York 10019, Attention: John R. Kline, Email: jkline@newmountaincapital.com, with a copy to Steven B. Boehm and Payam Siadatpour c/o Eversheds Sutherland (US) LLP, 700 Sixth Street, NW, Suite 700, Washington, D.C. 20001; and
Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Adviser and the Administrator, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
18. Each of the Company, the Adviser and the Administrator hereby acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other hand, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, the Adviser or the Administrator except the obligations expressly set forth herein, (iv) the Underwriters and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Adviser and the Administrator and (v) each of the Company, the Adviser and the Administrator has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company, the Adviser and the Administrator agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Adviser or the Administrator in connection with such transaction or the process leading thereto.
19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other, or any of them, with respect to the subject matter hereof.
20. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
21. The Company, the Adviser, the Administrator and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
24. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Adviser and the Administrator each consents to the jurisdiction of such courts and personal service with respect thereto. The Company, the Adviser and the Administrator each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator (each on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, the Adviser and the Administrator each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser or the Administrator each is or may be subject, by suit upon such judgment.
25. The Company, the Adviser and the Administrator acknowledge that each Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that each Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the Adviser and the Administrator and/or the offering that differ from the views of their investment bankers. The Company, the Adviser and the Administrator hereby waives and releases, to the fullest extent permitted by law, any claims that the Company, the Adviser or the Administrator may have against any Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by any Underwriter’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company, the Adviser or the Administrator by any Underwriter’s investment banking divisions. The Company, the Adviser and the Administrator acknowledge that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
26. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of any Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 26, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company, the Adviser and the Administrator. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company, the Adviser or the Administrator for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

New Mountain Finance Corporation

By:	/s/ Kris Corbett
Name: Kris Corbett
Title: Chief Financial Officer and Treasurer

New Mountain Finance Advisers BDC, L.L.C

By:	/s/ Kris Corbett
Name: Kris Corbett
Title: Authorized Signer

New Mountain Finance Administration, L.L.C.

By:	/s/ Kris Corbett
Name: Kris Corbett
Title: Authorized Signer
[Signature Page to Underwriting Agreement (Company)]

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Randolph Randolph
Name: Randolph Randolph
Title: Managing Director
As Representative of the several Underwriters
named in Schedule I hereto
[Signature Page to Underwriting Agreement (Underwriters)]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

By:	/s/ Shamit Saha
Name: Shamit Saha
Title: Director
As Representative of the several Underwriters
named in Schedule I hereto
[Signature Page to Underwriting Agreement (Underwriters)]

Accepted as of the date hereof:

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Thomas Bausano
Name: Thomas Bausano
Title: Managing Director
As Representative of the several Underwriters
named in Schedule I hereto
[Signature Page to Underwriting Agreement (Underwriters)]

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director
As Representative of the several Underwriters
named in Schedule I hereto
[Signature Page to Underwriting Agreement (Underwriters)]

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased

BofA Securities, Inc.	$60,000,000
Deutsche Bank Securities Inc	$49,500,000
SMBC Nikko Securities America, Inc	$49,500,000
Wells Fargo Securities, LLC	$49,500,000
Goldman Sachs & Co. LLC	$21,000,000
Morgan Stanley & Co. LLC	$21,000,000
MUFG Securities Americas Inc.	$21,000,000
Keefe, Bruyette & Woods, Inc.	$15,000,000
B. Riley Securities, Inc.	$4,500,000
Citizens JMP Securities, LLC	$4,500,000
Oppenheimer & Co. Inc.	$4,500,000
Total	$300,000,000

SCHEDULE II
(a)  Additional Disclosure Items:
–The Pricing Term Sheet, dated January 25, 2024, containing the terms of the Notes, substantially in the form of Schedule III, filed with the Commission on January 25, 2024;
–Launch Release Bloomberg communication filed with the Commission on January 25, 2024 pursuant to Rule 497(a) (as a Rule 482ad);
–Press Release (Pricing) filed with the Commission on January 25, 2024 pursuant to Rule 497(a) (as a Rule 482ad); and
–Investor Presentation dated November 3, 2023.

SCHEDULE III
New Mountain Finance Corporation
$300,000,000
6.875% Notes due 2029
PRICING TERM SHEET
January 25, 2024
The following sets forth the final terms of the 6.875% Notes due 2029 and should only be read together with the preliminary prospectus supplement dated January 25, 2024, together with the accompanying prospectus dated May 18, 2023, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	New Mountain Finance Corporation (the “Issuer”)

Security:	6.875% Notes due 2029

Ratings (Moody’s/Fitch/KBRA)*:	Baa3 / BBB- / BBB-

Aggregate Principal Amount Offered:	$300,000,000

Maturity Date:	February 1, 2029, unless earlier repurchased or redeemed

Trade Date:	January 25, 2024

Price to Public (Issue Price):	The Notes will be issued at a price of 98.964% of their principal amount, plus accrued interest, if any, from February 1, 2024.

Coupon (Interest Rate):	6.875%

Yield to Maturity:	7.125%

Spread to Benchmark Treasury:	T + 310 bps

Benchmark Treasury:	3.750% due December 31, 2028

Benchmark Treasury Price and Yield:	98-25 / 4.025%

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2024

Optional Redemption:
Prior to January 1, 2029 (the “Par Call Date”), equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption; and
•100% of the principal amount of the Notes to be redeemed;

provided, however, that if the Issuer redeems any Notes on or after the Par Call Date, the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Change of Control:	Holders have the right to require the Issuer to repurchase the Notes at 100% of their principal amount plus accrued and unpaid interest, if any, in the event of a change of control repurchase event.

Settlement Date**:	February 1, 2024 (T+5)

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	647551AF7

ISIN:	US647551AF79

Joint Book-Running Managers:	BofA Securities, Inc. Deutsche Bank Securities Inc. SMBC Nikko Securities America, Inc. Wells Fargo Securities, LLC Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

Joint Lead Manager:	Keefe, Bruyette & Woods, Inc.

Co-Managers:	B. Riley Securities, Inc. Citizens JMP Securities, LLC Oppenheimer & Co. Inc.
* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
** The Issuer expects that delivery of the Notes will be made to investors on or about February 1, 2024, which will be the fifth business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next succeeding two business days will be required by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof or the next succeeding two business days should consult their advisors.
Investors are advised to carefully consider the investment objectives, risks, charges and expenses of the Issuer before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (the “SEC”), contains this and other information about the Issuer and should be read carefully before investing.
The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of the Issuer and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.
The Issuer has filed a registration statement including a prospectus and the prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling BofA Securities, Inc. at 1-800-294-1322, Deutsche Bank Securities Inc. at 1-800-503-4611, SMBC Nikko Securities America, Inc. at 1-888-882-9822, or Wells Fargo Securities, LLC at 1-800-645-3751.